Michael I. Daszkal, CPA, P.A.		2401 N.W. Boca Raton Boulevard
Jeffrey A. Bolton, CPA, P.A.		Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.		t: 561.367.1040
Michael S. Kridel, CPA, P.A.		f: 561.750.3236
Marjorie A. Horwin, CPA, P.A. 		www.daszkalbolton.com



                               DASZKALBOLTON LLP
                         CERTIFIED PUBLIC ACCOUNTANTS




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 15, 2003 relating to the financial statements of Medallion Crest Management, Inc. for the period ended April 30, 2003, and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ DaszkalBolton LLP
---------------------

Boca Raton, Florida
October 28, 2003




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